Exhibit 21.1

NXP B.V. Subsidiaries

Subsidiary	Jurisdiction of organization	Percentage of shares
NXP Semiconductors Netherlands B.V.	Netherlands	100%
NXP Software B.V.	Netherlands	100%
NXP Semiconductors Dresden AG	Germany	100%
SMSTUnterstutzungs Kasse GmbH	Germany	100%
NXP Semiconductors Germany GmbH	Germany	100%
NXP Semiconductors Austria GmbH	Austria	100%
NXP Semiconductors Switzerland AG	Switzerland	100%
NXP Semiconductors Belgium N.V.	Belgium	100%
NXP Semiconductors France SAS	France	100%
NXP Semiconductors Crolles SAS	France	100%
NXP Semiconductors Italia SpA	Italy	100%
NXP Semiconductors Finland Oy	Finland	100%
NXP Semiconductors Sweden AB	Sweden	100%
NXP Semiconductors UK Limited	UK	100%
NXP Semiconductors Hungary Ltd.	Hungary	100%
NXP Semiconductors Turkey A.S.	Turkey	100%
NXP Semiconductors Poland Sp.z.o.o.	Poland	100%
O.O.O. NXP Semiconductors Russia	Russia	100%
NXP Semiconductors Guangdong Ltd.	China	100%
NXP Semiconductors (Beijing) Ltd.	China	100%
NXP Semiconductors Suzhou Ltd.	China	100%
Philips Jilin Semiconductors Co., Ltd.	China	60%
NXP Semiconductors (Shanghai) Ltd.	China	100%
NXP Semiconductors Hong Kong Ltd.	Hong Kong	100%
NXP Semiconductors Japan Ltd.	Japan	100%
NXP Semiconductors Korea Ltd.	Korea	100%
P.T. NXP Semiconductors (Batam)	Indonesia	99.9%
NXP Semiconductors Taiwan Ltd.	Taiwan	100%
Sunext Technology Co. Ltd	Taiwan	32.3%
NXP Semiconductors Malaysia Sdn. Bhd.	Malaysia	100%
NXP Semiconductors Philippines Inc.	Philippines	100%
Laguna Ventures Philippines Inc.	Philippines	39.99%
NXP Semiconductors (Cabayao) Inc.	Philippines	100%

NXP Semiconductors Thailand Ltd.	Thailand	100%
NXP Manufacturing Thailand Ltd.	Thailand	100%
NXP Semiconductors India Ptv. Ltd.	India	100%
NXP Semiconductors USA Inc.	USA	100%
NXP Funding LLC	USA	100%
NXP Semiconductors Canada Inc.	Canada	100%
NXP Semiconductors Brasil Ltda.	Brazil	100%
NXP Semiconductors Singapore Pte. Ltd.	Singapore	100%
Systems on Silicon Manufacturing Company Pte. Ltd. (SSMC) (Taiwan Semiconductor Manufacturing Company Limited)	Singapore	61.2% 38.8%
Beijing T3G Technology Company Limited	China	40.84%
Advanced Semiconductor Manufacturing Corporation Limited	China	26.65%